Exhibit 23.3

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

February 9, 2022

Equinor ASA

Forusbeen 50

N-4035 Stavanger

Norway

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in the Equinor ASA United States Securities and Exchange Commission Registration Statement on Form S-8 of our report of third party dated February 15, 2021, concerning our independent evaluation, as of December 31, 2020, of certain properties in which Equinor ASA has represented it holds an interest, which is included as Exhibit 15(a)(iii) to the Equinor ASA Form 20-F for the year ended December 31, 2020.

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON

Texas Registered Engineering Firm F-716